UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 25, 2014
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2014, GrowLife, Inc. (the “Company”), a Delaware corporation, entered into four (4) separate Restricted Stock Cancellation Agreements (the “Agreements”) with several independent members of the Company’s board of directors (the “Directors”), pursuant to which the Directors agreed to each cancel 500,000 shares of the Company’s restricted common stock granted to each Director in Q1 2014 (the “Restricted Stock”).  The Restricted Stock was granted as part of a quarterly independent director compensation plan instituted by resolution of the board of directors in August 2012.

Upon execution of the Agreements, all rights to or under the Restricted Stock by the Directors was terminated and said Restricted Stock was canceled and delivered back to the Company.

The foregoing description of the Agreements entered into by and between the Company and the Directors is qualified in its entirety by reference to the terms of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this current report on Form 8-K, which are incorporated herein by reference.

Item 8.01.            Other Events.

On April 30, 2014, the Company issued a press release regarding the Agreements with the Directors to cancel an aggregate of 2,000,000 shares of Restricted Stock held by the Directors.

Item 9.01.            Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Cancellation Agreement, dated April 25, 2014, by and between the Company and Eric Shevin

10.2	Restricted Stock Cancellation Agreement, dated April 25, 2014, by and between the Company and Alan Hammer

10.3	Restricted Stock Cancellation Agreement, dated April 25, 2014, by and between the Company and Tony Ciabattoni

10.4	Restricted Stock Cancellation Agreement, dated April 25, 2014, by and between the Company and Jeff Giarraputo

99.1	Press Release issued by GrowLife, Inc. on April 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: April 30, 2014	By:	/s/ Sterling C. Scott
Sterling C. Scott
Chief Executive Officer